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                                                                    Exhibit 2.1


                   AGREEMENT FOR PURCHASE AND SALE OF ASSETS

         This Agreement for Purchase and Sale of Assets ("Agreement") is entered into and executed as of June 5, 1996, by and among (i) PEDIATRIX MEDICAL GROUP OF CALIFORNIA, P.C. a professional corporation ("Buyer"), (ii) INFANT CARE SPECIALISTS MEDICAL GROUP, INC., a California professional corporation ("Corporation"), and (iii) the individual physicians whose names and license numbers are set forth in Exhibit "A" hereto (individually, "Shareholder" and collectively, "Shareholders"), with respect to the following facts:

         A. Corporation is engaged in the business of operating a medical practice specializing in neonatology.

         B. The Shareholders own one hundred percent (100%) of the issued and outstanding stock of Corporation.

         C. Corporation desires to sell to Buyer specified assets of the Corporation consisting of certain hospital contracts.

         D. Buyer desires to purchase said assets from Corporation as set forth in this Agreement.

         E. Buyer desires to obtain from Corporation and from the Shareholders covenants not to compete.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein (the adequacy of which is hereby mutually acknowledged by the Parties), the Parties hereto hereby agree as follows:

1.       DEFINITIONS

         1.1 Definitions. For purposes of the Agreement, the words and terms listed below shall have the following respective meanings:

                   1.1.1 "Agreement" means this agreement for purchase and sale of assets together with all exhibits and schedules referenced herein or attached hereto.

                   1.1.2 "Authority" means any federal, state or local regulatory governmental agency, commission, bureau or authority.

                   1.1.3 "Business" means the medical practice presently carried on by the Corporation.

                   1.1.4 "Closing" means the consummation of the sale to, and the purchase by, Buyer of the Purchased Assets by the transfer and delivery of documents of title thereto and the payment of the Purchase Price therefor.

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                   1.1.5      "Closing Date" means June 5, 1996, or such other
date as the Parties may mutually agree. Unless the parties otherwise agree in writing, the Closing shall be deemed effective as of 12:01 a.m. (local time) on June 1, 1996.

                   1.1.6 "Code" means the Internal Revenue Code of 1986, as amended.

                   1.1.7 "Due Inquiry" means such inquiry as a reasonably prudent person would conduct under the circumstances of the transaction contemplated by this Agreement, it being understood that "Due Inquiry" does not include the retention of accountants to audit the Corporation's Financial Statements, or the retention of attorneys to determine whether Corporation's conduct of business is in violation of any applicable laws, regulations, orders, rules, decrees or ordinances.

                   1.1.8 "Financial Statements" means the unaudited financial statements of Corporation for the period ended December 31, 1995, consisting of a balance sheet and income statement, and unaudited financial statements of Corporation for the period ended March 31, 1996, copies of which are attached hereto as Exhibit "B".

                   1.1.9 "Lease" shall mean the lease for the real property located at 2143 W. Orangewood Avenue, Orange, California 92668, wherein Corporation is the lessee and Hanover Real Estate Associates is the lessor.

                   1.1.10 "Liabilities" means all liabilities of Corporation that are in existence as of the Closing, including, without limitation, (i) liabilities which are reflected on the Financial Statements, and which remain outstanding as of the Closing, (ii) outstanding liabilities which are not reflected on the Financial Statements, and which remain outstanding as of the Closing, and (iii) contingent liabilities, including, without limitation, contingent liabilities that are not reflected in this Agreement or in the Financial Statements, and that arise from acts or omissions occurring prior to the Closing.

                   1.1.11 "Parties" means Shareholders, Corporation and Buyer, collectively, and "Party" means any one of them.

                   1.1.12 "Person" means any individual, corporation, partnership, trustee or trust or unincorporated association.

                   1.1.13 "Preclosing Period" means any tax period (including partial periods) that end on or prior to the Closing Date.

                   1.1.14 "Purchase Price" means that amount to be paid by the Buyer to the Corporation for the Purchased Shares as set forth in Section
2.2 below.


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                   1.1.15     "Purchased Assets" means the contracts between
the Corporation and various hospitals for management of the neonatal units at such hospitals which contracts are listed on Exhibit "C" attached hereto.

2.       PURCHASE AND SALE

         2.1 Purchase and Sale of Assets. At and upon the Closing, the Corporation shall sell, transfer and deliver the Purchased Assets to Buyer, and Buyer shall purchase, acquire and accept the Purchased Assets from the Corporation. The Corporation shall also assign its interest in the Lease to the Buyer and the Buyer shall assume the obligations of the Corporation thereunder.

         2.2 Purchase Price. The Purchase Price for the Purchased Assets shall be the amount set forth on Schedule 2.2, attached hereto. At and upon the Closing, Buyer shall deliver the Purchase Price to Corporation by means of a cashier's or certified check made payable to Corporation in the amount of the Purchase Price.

         2.3 Closing. The Closing shall take place on the Closing Date and shall be held at 2143 W. Orangewood Avenue, Orange, California.

         2.4 Delivery by Corporation and Shareholders. At and upon the Closing, Corporation and Shareholders shall deliver or shall cause to be delivered to Buyer the following:

                   2.4.1 Assignments of the Purchased Assets duly executed by the Corporation transferring the Purchased Assets to the Buyer. Such assignments shall be in the form of Exhibit "U", attached hereto, and shall include a duly signed consent to transfer in the form of Exhibit "U", duly executed by the other parties to each of the Purchased Assets.

                   2.4.2 Assignment and Consent of the Lease duly executed by the Corporation and the Landlord, transferring the Lease to the Buyer. The Assignment and Consent shall be in the form of Exhibit "X" attached hereto.

                   2.4.3 The agreements, documents and instruments described in Section 4.1, inclusive, below.

                   2.5 Delivery by Buyer. At and upon the Closing, Buyer shall deliver or cause to be delivered to the Corporation a check in the amount of the Purchase Price.

                   2.6 Delivery of Other Documents. Such documents as evidence the satisfaction of any condition precedent shall have been delivered prior to or at the Closing. Each Party shall, at the Closing, deliver to the other Parties an acknowledgment of receipt of such documents upon request by any Party.

         2.7 Assumption of Purchased Assets. At and upon the Closing, Buyer shall agree to assume performance of the obligations to be performed after the Closing with



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regard to the Purchased Assets.  The Buyer shall not assume or be liable for any Liabilities or any other obligations of the Corporation or any Shareholders.

         2.8 Allocation of Purchase Price. Exhibit 2.9 hereto sets forth an allocation of the Purchase Price to the Purchased Assets. The Allocation Schedule shall be used for all purposes in allocating the Purchase Price including preparation of Form 8594. On the Closing Date, or as soon as practical thereafter, the Seller and the Buyer shall exchange completed and executed copies of IRS Form 8594 (or other applicable form), required schedules thereto, and any similar forms required by any state or local Tax Authority.
If any changes are required to these forms as a result of information which is first available after the Closing Date, the Seller and the Buyer will in good faith use reasonable efforts to promptly agree on such changes. The Seller and the Buyer each agree to file all Tax Returns in accordance with the Allocation Schedule.

3.       REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Corporation and Shareholders. Corporation and Shareholders hereby, jointly and severally, represent and warrant to Buyer that each of the following representations and warranties are true as of the date of the Agreement, and unless otherwise set forth herein, as of the Closing; provided the Buyer is in compliance with all laws necessary to conduct the medical practice to be conducted by it as of the Closing.

                   3.1.1 Enforceability of Obligations. This Agreement will, upon Closing, constitute a valid and binding obligation of Corporation and Shareholders enforceable against them in accordance with its terms.

                   3.1.2 No Liens. The Purchased Assets are free and clear of any liens, charges, encumbrances or rights of others (other than the rights of Buyer hereunder) and no Person (other than Buyer hereunder) has any agreement, option or any rights capable of becoming an agreement or option for the acquisition of the Purchased Assets.

                   3.1.3 Licenses, Registrations and Compliance. Corporation is duly registered, licensed or otherwise qualified as a professional corporation to do business in California, and in no other jurisdiction, and after due inquiry, neither Corporation nor Shareholders are in violation of any applicable laws, regulations, orders, rules, decrees or ordinances.

                   3.1.4 Organization and Valid Existence. Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all necessary corporate power, authority and capacity to enter into this Agreement and carry out its obligations hereunder, to own and lease its property and assets (including, without limitation, the property and assets shown in the Financial Statements), and to carry on the Business as presently conducted by it. The execution and delivery of this Agreement, the sale of the Purchased Assets, and the





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consummation of the transaction described herein shall be duly authorized by all necessary corporate action of Corporation on or prior to the Closing.

                   3.1.5 Capitalization. The authorized capital of the Corporation is 200,000 common shares, and 200,000 preferred shares. All the currently issued and outstanding common shares and preferred shares of Corporation have been duly and validly issued and are outstanding as fully paid and non-assessable shares in the capital of Corporation. The Shareholders own one hundred percent (100%) of the issued and outstanding shares of the Corporation.

                   3.1.6 Financial Statements. To the best knowledge of Corporation and the Shareholders, after due inquiry, the Financial Statements present a true, accurate and complete statement of the financial condition and assets and liabilities of the Corporation as of the dates shown thereon. Such statement have been maintained on a cash basis.

                   3.1.7 Solvency. Corporation is presently solvent, and is not "insolvent" (as hereinafter defined in this Paragraph). The consummation of the transactions contemplated by this Agreement will not cause the Corporation to become insolvent. For purposes of this Agreement, the term "insolvent" is defined to specify the condition in which (i) the sum of Corporation's liabilities is greater than the fair market value of Corporation's assets, or (ii) Corporation is unable to meet and pay Corporation's debts and obligations as such debts and obligations become due.

                   3.1.8 Purchased Assets. There are no obligations, claims, offsets or liabilities of any kind or nature, whether accrued, absolute, contingent or otherwise, with respect to the Purchased Assets. All of the Purchased Assets are in full force and effect. Neither the Corporation nor any of the Shareholders has received any notice of default in regard to any of the Purchased Assets and there exists no default or event that with notice of a lapse of time, or both, would constitute a default under any of the Purchased Assets.

                   3.1.9 Tax Matters. Corporation and Shareholders are responsible for filing all federal, state and local income, franchise, sales or use, property, payroll, SUTA and FUTA, and other tax returns or reports required by any law or regulation to be filed, and except as specifically set forth in Exhibit "E" hereto, Shareholders and Corporation have duly and timely filed all such federal, state and local income, franchise, sales or use, property, payroll, SUTA and FUTA, and other tax returns or reports required by any law or regulation to be filed, and have duly paid all taxes, including payroll taxes and deposits, assessments and reassessments, and all other taxes, duties, charges, penalties, interest and fines due and payable by Corporation on or before the date hereof. Further:

                              3.1.9.1         True and Accurate Copies of Tax
Returns. The last three calendar years' federal and state income tax returns of Corporation, provided to Purchaser under Section 4.1 hereof, are true and accurate copies of those filed with the Authorities. Corporation and Shareholders hereby agree to provide Buyer with





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copies of corporate tax returns and supporting documentation for the tax years
1995, 1994 and 1993.

                              3.1.9.2         Corporation Has Not Received Any
Adverse Tax Notices. Except as specifically set forth in Exhibit "E" hereto, Corporation has not received from any federal, state or local taxing authority any assessment, reassessment or notice of underpayment of any taxes or other penalty or charges and no such notice is reasonably expected, and no consents extending or waiving the limitation of time for reassessment of any taxes, duties, charges, penalties, interest or fines, or any statutes of limitations related thereto have been filed with respect to Corporation for any fiscal year. Except as set forth in Exhibit "E", no tax return of Corporation has been audited.

                              3.1.9.3         No Misrepresentation in Tax
Returns of Corporation. There is no misrepresentation attributable to neglect, carelessness, willful default or fraud contained in any tax return of Corporation previously filed.

                              3.1.9.4         Provisions for Current and
Deferred Taxes Sufficient. The provision made for current and deferred taxes included in the Financial Statements is sufficient for the payment of all accrued and unpaid federal, state and local income, franchise, capital, sales or use, property, payroll, SUTA and FUTA, and other taxes, assessments and reassessments, duties, charges, penalties, interest and fines payable by Corporation (whether or not disputed), for the period ended the date thereof and for all periods prior thereto.

                   3.1.10 Absence of Changes. Other than as disclosed on any Exhibit hereto, since the date of the Financial Statements, to the best knowledge of Corporation and Shareholders, after due inquiry, neither Corporation nor Shareholders are aware of any of the following:

                              3.1.10.1        any material change in the
condition or operations of the Business, assets or financial condition of Corporation other than changes in the ordinary and normal course of business (none of which has been materially adverse); or

                              3.1.10.2        any damage, destruction or loss,
or other event, development or condition of any character (whether or not covered by insurance) materially and adversely affecting the Business, Purchased Assets, assets, properties or future prospects of Corporation.

                   3.1.11 Absence of Unusual Transactions. Since the date of the Financial Statements, to the best knowledge of Corporation and Shareholders, after due inquiry, Corporation has not:

                              3.1.11.1        transferred, assigned, sold or
otherwise disposed of any of the assets shown in the Financial Statements , including, without limitation,





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the Purchased Assets or canceled any debts or claims, except in each case in the ordinary and usual course of business;

                              3.1.11.2        incurred or assumed any
obligation or liability (fixed or contingent), except those listed in Exhibit "D" hereto and except unsecured current obligations and liabilities incurred in the ordinary and normal course of business;

                              3.1.11.3        Except as shown on Exhibit D,
issued or sold any shares of its capital Stock or any warrants, bonds, debentures or other securities of the Corporation, or issued, granted or delivered any right, option or other commitment for the issuance of any such or other securities;

                              3.1.11.4        discharged or satisfied any lien
or encumbrance, or paid any obligation or liability (fixed or contingent) other than liabilities included in the Financial Statements and liabilities incurred since the date thereof in the ordinary and normal course of business;

                              3.1.11.5        undertaken any action or
transaction, or suffered any circumstance or situation, having an adverse effect on stockholders' equity other than in the ordinary course of business;

                              3.1.11.6        declared or made any payment of
any dividend or other distribution in respect of any shares of its capital stock or purchased or redeemed any such shares thereof or effected any subdivision, consolidation or reclassification of any such shares;

                              3.1.11.7        suffered any operating loss or
any extraordinary loss, or waived any rights of substantial value, or entered into any commitment or transaction not in the ordinary and usual course of business where such loss, rights, commitment or transaction is or would have a material effect on Corporation;

                              3.1.11.8        except as required hereunder, or
as shown on Exhibit "D", amended or changed or taken any action to amend or change its articles of incorporation or bylaws;

                              3.1.11.9        made any general wage or salary
increases in respect of personnel which it employs, other than increases in the ordinary and normal course of business; and, except as disclosed in Exhibit "F" hereto, paid any bonuses to personnel;

                              3.1.11.10        except as disclosed in Exhibit
"D" hereto, mortgaged, pledged, subjected to lien, granted a security interest in, or otherwise encumbered the Purchased Assets, or any of its other assets or property, whether tangible or intangible;

                              3.1.11.11       except with Buyer's prior written
consent, made any single capital expenditure in excess of $1,000; or





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                              3.1.11.12       authorized or agreed or otherwise
become committed to do any of the foregoing.

                   3.1.12 Title to Properties. Except as disclosed in the Financial Statements or in Exhibit "G" hereto, Corporation has good and marketable title to all its assets, real and personal including, without limitation, the Purchased Assets, and all other assets reflected in the Financial Statements or acquired since the date of the Financial Statements free and clear of all mortgages, pledges, liens, encumbrances or charges of any kind of character.

                   3.1.13 Leased Equipment. Exhibit "H" hereto contains a true and complete list of all equipment owned by Corporation, and a complete list of all personal property and fixtures in the possession or custody of Corporation which are leased with the details of such leases.

                   3.1.14 Leases of Real Property. Corporation is not a party to or bound by any leases of real property other than those set forth in Exhibit "I" hereto, and all interests held by Corporation as lessee under such leases are free and clear of any and all liens, charges and encumbrances of any nature and kind whatsoever, and all rental and other payments payable by Corporation pursuant to such leases have been duly paid. Such leases are in full force and effect without amendment thereto and Corporation is not otherwise in default in meeting its obligations contained in any such lease.

                   3.1.15 Real Property. Except as set forth in Exhibit "I" hereto, Corporation does not own any real property.

                   3.1.16 Contracts to Purchase. Except as set forth in Exhibit "J" hereto, Corporation is not a party to any contract to purchase any goods an/or services with a value in excess of $2,000 per year.

                   3.1.17 Employment Contracts. Except as described in Exhibit "K", Corporation does not have any written employment contracts, pension, deferred profit sharing, retirement, employee benefit, stock option or other similar agreements or plans nor did it have any such plan or agreement in the past, nor does it have any written contracts of employment with any employees or any oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law.

                   3.1.18 Material Contracts. Except as set forth in Exhibits hereto, Corporation is not a party to or bound by any material contract or commitment whether oral or written.

                   3.1.19     Pension Plans.

                              3.1.19.1        Except as set forth in Exhibit
"K" hereto, Corporation does not maintain or contribute to any plan ("Employee Pension Benefit





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Plan") to provide employee benefits or retirement benefits within the meaning of the federal Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the regulations thereunder. With respect to those Employee Pension Benefit Plans listed on Exhibit "K":

                                        a.   Each such Employee Pension Benefit
Plan (and each related trust, insurance contract or fund) complies in form and, to the knowledge of Corporation and Shareholders, in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a material adverse effect on Corporation.

                                        b.   Each such Employee Pension Benefit
Plan, which is intended to meet the requirements of Section 125 of the Code, meets such requirements, and each program of benefits for which employee contributions are provided pursuant to elections under any such Employee Pension Benefit Plan meets the requirements of the Code applicable thereto.

                                        c.   Corporation has delivered to Buyer
correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts and other funding arrangements which implement each such Employee Pension Benefit Plan.

                              3.1.19.2  With respect to each Employee Pension
Benefit Plan that Corporation maintains or ever has maintained or to which it contributes, ever has contributed or ever has been required to contribute:

                                        a.   Except as set forth in Exhibit "K"
hereto, no such Employee Pension Benefit Plan, has been completely or partially terminated or has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation ("PBGC"), and no proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted.

                                        b.   Corporation has not incurred any
liability to the PBGC (except for required premium payments, if any), or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Employee Pension Benefit Plan.

                                        c.   No action, suit, proceeding,
hearing or investigation with respect to the administration or the investment of assets of any Employee Pension Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of the Corporation or Shareholders, threatened, except where the action, suit, proceeding, hearing or investigation would not have a material adverse effect on Corporation.





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                              3.1.19.3        Corporation does not contribute
to and, since December 31, 1984, has not contributed to and has not been required to contribute to, any Multiemployer Plan, and has no liability (including withdrawal liability) under any Multiemployer Plan.

                              3.1.19.4        Corporation does not have any
obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code. With respect to all of its past and present employees, Corporation has complied in all material respects with the notice and continuation requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code.

                   3.1.20 Health and Welfare Plans. Except as set forth on Exhibit "K" hereto, Corporation is not a party to any employment contracts, collective bargaining agreements, pension, bonus, profit sharing, stock option, deferred compensation, health, disability, life insurance, or cafeteria plan, or other agreements or arrangements providing for employee remuneration or benefit within the meaning of ERISA, or the regulations thereunder, or otherwise.

                   3.1.21 Absence of Conflicting Agreements. Corporation is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or bylaw provision, or, to the best of its knowledge, after due inquiry, any statute, regulation, order, judgment, decree or law which would be violated, contravened, breached by or under which default would occur, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein; provided the Buyer is in compliance with all laws necessary to conduct the medical practice to be conducted by it as of the Closing.

                   3.1.22 Litigation. Except as disclosed in Exhibit "M" hereto, there is no suit, action, litigation, arbitration proceeding, governmental proceeding, administrative hearing, including appeals and applications for review, pending or, to the best knowledge, information or belief of Corporation or Shareholders (after due inquiry), threatened against or relating to Corporation or affecting its properties or Business or the Purchased Assets. None of the matters listed in Exhibit "M", if determined adversely to Corporation, would materially and adversely affect the properties, Business, future prospects, or financial condition of Corporation. Except as disclosed in Exhibit "M" hereto, there is not presently outstanding against Corporation any adverse judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator.

                   3.1.23 Insurance. Corporation currently has in force the policies of insurance set out in Exhibit "O" hereto. All such policies of insurance are in full force and effect and Corporation is not in default, whether as to the payment of premium or otherwise, under the terms of any such policy.

                   3.1.24 Absence of Uninsured Liabilities. Except as described in Exhibit "P" hereto, to the best knowledge of Corporation and Shareholders, after due





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inquiry, Corporation has no outstanding liabilities nor is it subject of any outstanding claims which liabilities or claims are normally covered by insurance policies but which liabilities or claims are not covered by their insurance.

                   3.1.25 Copies of Agreements, etc. True, correct and complete copies of all mortgages, leases, agreements, instruments and other documents listed in the Exhibits hereto to this Agreement, including copies of the Purchased Assets, and of the policies of insurance referred to in Subsection 3.1.27, either have been delivered to Buyer or will be delivered prior to Closing.

                   3.1.26 Books of Account. The Corporation maintains its books and records on a cash basis of accounting. The books and records of account of Corporation fairly and correctly disclose, in all material respects and in accordance with generally accepted accounting principles (with the exception of accounts payable, accounts receivable and accrued liabilities, and other exceptions consistent with cash basis accounting), consistently applied, the financial position of Corporation as of the date hereof, and all material financial transactions of Corporation have been accurately recorded in such books and records.

                   3.1.27 Approvals. Except as shall be obtained prior to Closing, there are no approvals, consents or waivers required to be obtained or applications required to be filed with governmental authorities or any other Person whatsoever, including pursuant to any leases or contracts containing prohibitions or consent provisions to the transactions described herein, in order to permit the transactions contemplated herein or to preserve the Business and/or assets of Corporation. Any and all such approvals, consents, and waivers shall be or shall have been obtained by Shareholders and Corporation prior to Closing.

                   3.1.28 Compliance. Corporation is not in violation of any laws, regulations, decrees or ordinances applicable to the Business including any laws, regulations, decrees or ordinances pertaining to Medicare and Medi-Cal.

                   3.1.29 Full Disclosure. None of the foregoing representations, warranties and statements of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such statement or representation not misleading to Buyer.

         3.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Corporation and Shareholders that each of the following representations and warranties are true as of the date of this Agreement, and unless otherwise set forth herein, as of Closing.

                   3.2.1 Enforceability of Obligations. This Agreement will, upon Closing, constitute a valid and binding obligation of Buyer enforceable against it in accordance with its terms.





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                   3.2.2      Organization and Valid Existence.  Buyer is a
corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all necessary corporate power, authority and capacity to enter into this Agreement and carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder shall be duly authorized or ratified by all necessary corporate action on the part of Buyer on or prior to the Closing.

                   3.2.3 Absence of Conflicting Agreements. Buyer is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or bylaw provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions described herein.

                   3.2.4 Litigation. There is no suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, pending or, to the best of the knowledge, information and belief (after due inquiry) of Buyer, threatened against or involving Buyer, or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator which, in any such case, might adversely affect the ability of Buyer to enter into this Agreement or to consummate the transactions described herein.

         3.3 No Broker. Each of the Parties represents and warrants to the other Parties that all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on between them directly and without the intervention of any other party in such manner as to give rise to any valid claims against any of the Parties for a brokerage commission, finder's fee or other like payment.

         3.4 Non-Waiver. No investigations made by or on behalf of Buyer at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by Corporation or Shareholder herein or pursuant hereto.

         3.5 Nature and Survival of Representations, Warranties and Covenants. All statements contained in any certificate or other instrument delivered by or on behalf of a Party pursuant to or in connection with the transactions described in this Agreement shall be deemed to be made by such Party hereunder. All representations, warranties, covenants and agreements contained herein on the part of each of the Parties shall survive the Closing, the execution and delivery hereunder of transfer instruments and other documents of title to the Purchased Assets and payment of all consideration therefor for a period of two (2) years; except that the provisions of Section
3.1.10 shall continue for a period of five (5) years. Notwithstanding any provision of this Agreement, the limitations on survivability of the representations and warranties in this Section 3.5 shall not apply in the case of fraud or willful misrepresentation.

4. CONDITIONS PRECEDENT TO THE PERFORMANCE OF THE OBLIGATIONS OF BUYER AND OF CORPORATION AND SHAREHOLDERS

         4.1 Buyer's Conditions. The obligation of Buyer to complete the purchase of the Purchased Assets hereunder shall be subject to the satisfaction of, or compliance with in all material respects, at or before the Closing, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of Buyer and may be waived by it in whole or in part).

                   4.1.1 Truth and Accuracy of Representation of Corporation and Shareholders at the Closing. All of the representations and warranties of Corporation and Shareholders made in or pursuant to this Agreement including, without limitation, the representations and warranties made by Corporation and Shareholders set forth in Sections 3.1, 3.3, 3.4, and
3.5 hereof, shall be true and correct as of the Closing and with the same effect as if made at and as of the Closing (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby or by transactions in the ordinary and normal course of business), and Buyer shall have received a certificate from the Corporation and each of the Shareholders confirming the correctness of the representations and warranties of Corporation and Shareholders contained herein.

                   4.1.2 Performance of Obligations. Corporation and Shareholders shall have performed or complied with, in all respects, all of their obligations, covenants and agreements hereunder.

                   4.1.3 Receipt of Closing Documentation. All documentation relating to the due authorization and completion of the purchase and sale hereunder of the Purchased Assets, and all actions and proceedings taken on or prior to the Closing in connection with the performance by Corporation and Shareholders of their obligations under this Agreement, shall be satisfactory to Buyer and Buyer's legal counsel. Buyer shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions described herein, and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to Buyer and Buyer's legal counsel.

                   4.1.4 Consents, Authorizations and Registrations. With respect to consents, approvals, orders, and authorizations, the following shall apply:

                              4.1.4.1         All consents, approvals, orders
and authorizations of any Persons or governmental authorities (or registrations, declarations, filings or recordings with any such authorities) required in connection with (i) the completion of any of the transactions described in this Agreement, (ii) the execution of the Agreement, (iii) the Closing or (iv) the performance of any of the terms and conditions hereof (collectively, the "Approvals"), shall have been obtained on or before the Closing; and

                              4.1.4.2         Corporation and Shareholders
shall have obtained and delivered by Closing to Buyer written consents, in form and substance satisfactory to Buyer, to the transfer and assignment of the Purchased Assets which assignments shall be in the form of Exhibit U, and shall include the acknowledgment by each hospital or entity which is a party to such agreement constituting a Purchased Asset that such agreement is in full force and effect, and is unmodified.

                   4.1.5 Other Agreements and Documents. The following agreements and documents shall have been executed, certified and/or approved, as applicable, and copies thereof delivered to Buyer on or before the Closing:

                              4.1.5.1         The employment agreements between
Buyer and physicians described in Exhibit "R" hereto, the forms of which are attached hereto as Exhibit "S";

                              4.1.5.2         The covenants not to compete
executed by the Corporation and each Shareholder in the form set forth in Exhibit "T" hereto; and

                   4.1.6 Litigation. At and upon the Closing, there shall be no litigation, governmental investigation or proceeding pending or threatened for the purpose of enjoining or preventing the consummation of any of the transactions described in this Agreement or otherwise claiming that such consummation is improper.

                   4.1.7 Tax Returns. Buyer shall have received the 1995, 1994, and 1993 calendar years' tax returns of Corporation.

                   4.1.8 Financial. Buyer, in Buyer's sole and absolute discretion, shall be satisfied with the accuracy and sufficiency of the Financial Statements and all other financial records of Corporation.

                   4.1.9 Board Approval. Buyer shall have received the approval and authorization of its Board of Directors to the entering into of this Agreement.

         4.2 Corporation's and Shareholders' Conditions. The obligations of Corporation and Shareholders to complete the sale of the Purchased Assets hereunder shall be subject to the satisfaction of or compliance with, at or before the Closing, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of Corporation and Shareholders and may be waived by them in whole or in part):

                   4.2.1 Truth and Accuracy of Representations of Buyer at Closing Time. All of the representations and warranties of Buyer made in or pursuant to this Agreement including, without limitation the representations and warranties made by Buyer and set forth in Sections 3.2, 3.3, and 3.5 hereof, shall be true and correct as at the Closing and with the same effect as if made at and as of the Closing, and Corporation and Shareholders shall have received a certificate from Buyer confirming the truth and correctness of the representations and warranties of Buyer contained herein.

                   4.2.2 Performance of Obligations. Buyer shall have performed or complied with, in all material respects, all of its obligations, covenants and agreements hereunder.

                   4.2.3 Receipt of Closing Documentation. All documentation relating to the due authorization and completion of the purchase and sale hereunder of the Purchased Assets, and all actions and proceedings taken on or prior to the Closing in connection with the performance by Buyer of its obligations under this Agreement, shall be satisfactory to Corporation and Corporation's counsel, and Corporation shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions described herein, and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance reasonably satisfactory to Corporation and Corporation's counsel.

                   4.2.4 Litigation. At and upon the Closing, there shall be no litigation, governmental investigation or proceeding pending or threatened for the purpose of enjoining or preventing the consummation of any of the transactions described in this Agreement or otherwise claiming that such consummation is improper.

5.       OTHER COVENANTS OF THE PARTIES

         5.1 Access for Investigation. Shareholders shall cause Corporation to (i) permit Buyer and Buyer's employees, agents, counsel and accountants or other representatives, without interference in the ordinary conduct of the Business of Corporation and at Buyer's sole cost and expense, to have free and unrestricted access prior to the Closing during normal business hours to the premises, and to all the books, accounts, records and other data of Corporation (including, without limitation, all corporate, accounting and tax records of Corporation), and to the properties and assets of Corporation, and (ii) furnish with respect to the business, properties and assets of Corporation as Buyer shall from time to time reasonably request to enable confirmation of the matters warranted in Section 3.1 hereof. Without limiting the generality of the foregoing, it is agreed that the accounting representatives of Buyer shall be afforded ample opportunity to make a full investigation of all aspects of the financial affairs of Corporation. Until the Closing, and in the event of the termination of this Agreement without consummation of the transactions described herein, Buyer will keep confidential any information (unless readily available from public or published information or sources) obtained from Corporation or any Shareholder. If this Agreement is so terminated, promptly after such termination, all documents, work papers and other written material obtained from any Person in connection with this Agreement and not theretofore made public (including all copies thereof), shall be returned to the Person which provided such material.

         5.2 Actions to Satisfy Closing Conditions. Each of the Parties hereby agrees to take all such reasonable actions as are within its control, and to use its best efforts to cause other actions to be taken which are not within its control, so as to ensure compliance with any conditions set forth in
Section 4 hereof which are for the benefit of any other Party.

         5.3 Post Closing Access for Records Review. With respect to post-Closing access, the Parties agree as follows:

                   5.3.1 Post Closing Access to Corporation. Until the date which is seven (7) years following the Closing Date, Buyer will give Corporation free and unrestricted access to (and the right to make copies thereof at the Corporation's own expense) the books, files, records of Buyer to the extent they relate to the events arising on or prior to the Closing Date, with respect to the Purchased Assets. Any review or access permitted to the Corporation under this Section shall be conducted by it in good faith, with a reasonable purpose and in a manner so as not to interfere unreasonably with the operations of Buyer following the Closing. Buyer will not destroy or dispose of any such books, files, or records prior to the expiration of such 7-year period. Following the expiration of such 7-year period, Buyer will give Corporation at least sixty (60) days' advance notice of its intention to destroy or dispose of any such books, files, or records. During such 60-day period, Corporation will have the right to take possession of any such books, files, or records or to make copies thereof, all at its own expense.

                   5.3.2 Post Closing Access to Buyer. Until the date which is seven (7) years following the Closing Date, Corporation and Shareholders will give to Buyer free and unrestricted access to (and the right to make copies thereof at the Buyers' own expense) the books, files, records and tax returns of Corporation as to events arising prior to the Closing Date with respect to the Purchased Assets or the Business. Any review or access permitted to the Buyer under this Section shall be conducted by Buyer in good faith, with a reasonable purpose and in a manner so as not to interfere unreasonably with the operations of Corporation or the Shareholders following the Closing. Neither Corporation nor Shareholders will destroy or dispose of any such books, files, records or tax returns prior to the expiration of such 7-year period. Following the expiration of such 7-year period, Corporation and Shareholders will give to Buyer at least sixty (60) days' advance notice of their intention to destroy or dispose of any such books, files, records or tax returns. During such 60-day period, Buyer will have the right to take possession of any such books, files, records or tax returns or to make copies thereof, all at its own expense.

6.       INDEMNIFICATION

         6.1 Tax Indemnity. Except as set forth in Exhibit "E" hereto, Corporation and Shareholders will be responsible for the payment of, and will indemnify Buyer for, all unpaid or reassessed taxes of the Corporation, including, without limitation, federal, state and local income, franchise, sales or use, property, payroll, SUTA and

FUTA taxes, and any duties, charges, penalties, interest and fines, if any, which are assessed against the Buyer or which become a lien on the Purchased Assets.

         6.2 Indemnity by Corporation and Shareholders for Pre-Closing Acts or Omissions. Corporation and Shareholders hereby agree to indemnify and save harmless Buyer from and against any claims, demands, actions, causes of action, damage, loss, costs, liability or expense ("Claims") which may be brought against Buyer and/or which it may suffer or incur as a result of, in respect of, or arising out of the acts, omissions or other conduct of Corporation and/or Shareholders occurring or arising prior to Closing, with respect to the operation of the Business, or ownership of the Purchased Assets.

         6.3 Limited Indemnity by Buyer for Post-Closing Acts or Omissions. Buyer hereby agrees to indemnify and save harmless Corporation from and against any claims, demands, actions, causes of action, damage, loss, costs, liability or expense ("Claims") which may be brought against it and/or which it may suffer or incur as a result of, in respect of, or arising out of the acts, omissions or other conduct of Buyer occurring or arising subsequent to Closing, with respect to the Purchased Assets; provided, however that this indemnification and save harmless by Buyer shall not apply to post-Closing acts or omissions or other conduct of the Shareholders or Corporation.

         6.4 Indemnity Limited to Extent Loss Not Covered by Insurance. The obligation of a Party to indemnify and save harmless any other Party pursuant to this Agreement shall only apply to the extent that such loss or claim is not covered by insurance.

         6.5 Procedure for Indemnity. Corporation and Shareholders hereby covenant and agree with Buyer, and Buyer hereby covenants and agrees with Corporation (the Party or Parties so covenanting and agreeing to indemnify another Party hereinafter referred to as the "Indemnifying Party" and the Party to be indemnified being hereinafter referred to as the "Indemnified Party") to indemnify and save harmless the Indemnified Party, effective as and from the Closing, from and against any Claims which may be brought against the Indemnified Party and/or which it may suffer or incur as a result of, in respect of, or arising out of any material non-fulfillment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained herein or in any certificate or other document furnished by the Indemnifying Party pursuant hereto. Notwithstanding the procedure for indemnity contained in this Section 6.5, in the event a claim is made by Buyer for breach of a covenant not to compete as to a Shareholder, the Buyer shall not have any right to indemnification for a loss due to such breach from any Shareholder, other than the Shareholder against whom such breach is alleged. The foregoing obligation of indemnification in respect of such Claims shall be subject to the following requirements:

                   6.5.1 Notification of Claims. In the event of the occurrence of an event that any party asserts constitutes, a claim for indemnity under this Agreement, as applicable, the Indemnified Party shall provide the Indemnifying Party with prompt notice of such event and shall otherwise make available to the Indemnifying Party all relevant information that is material to the claim and that is in the possession of the Indemnified Party. If such event involves the claim of any third party (a "Third-Party Claim"), the Indemnifying Party shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and to employ counsel to assist such Indemnifying Party in connection with the handling of such claim, at the sole expense of the Indemnifying Party, and no such claim shall be settled, adjusted or compromised, or the defense thereof terminated, without the prior consent of the Indemnifying Party unless and until the Indemnifying Party shall have failed, after the lapse of a reasonable period of time, but in no event more than thirty (30) days after written notice to it of the Third-Party Claim, to join in the defense, settlement, adjustment or compromise of the same. An Indemnified Party's failure to give timely notice or to furnish the Indemnifying Party with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any material prejudice to the Indemnifying Party. If so desired by any Indemnifying Party, such party may elect, at such party's sole expense, to assume control of the defense, settlement, adjustment or compromise of any Third-Party Claim, insofar as such claim relates to the liability of the Indemnifying Party, provided that such Indemnifying Party shall obtain the consent of all indemnified parties before entering into any settlement, adjustment or compromise of such claim, or ceasing to defend against such claim, if as a result thereof, or pursuant thereto, there would be imposed on an Indemnified Party a liability or obligation not covered by the indemnity obligations of the Indemnifying Parties under this Agreement (including, without limitations, any injunctive relief or other remedy).

                   6.5.2 A request for indemnification as to any Claims shall have been made within two (2) years from the Closing Date, except for Claims pursuant to Section 3.1.10 which shall have been made within five (5) years from the Closing Date and except for any Claims based upon a fraudulent or willful misrepresentation.

                   6.5.3 If the Indemnifying Party is a Shareholder, the liability of the Shareholder shall be limited to an amount not to exceed the amount set forth adjacent to such Shareholder's name on Exhibit "W".

         6.6 Minimum Aggregate Amount. Any other provision contained in this Paragraph 6 notwithstanding, Shareholders and Corporation shall only be liable for indemnifying the Buyer for any Claims or tax indemnity claims under Paragraph 6.1 hereof, which in the aggregate, exceed the following amounts, on a cumulative basis, as of the period listed below, which amount for shall be referred to as a "Minimum Aggregate Amount":

                   June 6, 1996 to June 5, 1997             $200,000

                   June 6, 1997 to June 5, 2001             $300,000

         In the event Claims, on a cumulative basis, exceed the Minimum Aggregate Amount as of such period, the Indemnifying Party shall be liable for the entire amount of the Claim including the amount below the Minimum Aggregate Claim, subject, however, to the provisions of Subparagraph 6.5.3 hereof.

         6.7 The parties hereto acknowledge and agree that all claims for breaches of representations or warranties brought by Buyer against Shareholders or Corporation constitute "Claims", and both such claims, as well as any claims under Section 6.1, shall be governed exclusively by and shall be subject to the limitations contained within the indemnification provisions of Paragraph 6 hereof and its subparts.

7.       JEOPARDY

         Notwithstanding anything to the contrary contained herein, if the performance by any party hereto of any term, covenant, condition or provision of this Agreement should violate any statute, ordinance, or be otherwise deemed illegal by any governmental body or agency (collectively, "Jeopardy Event"), then the parties shall use their best efforts to meet forthwith and attempt to renegotiate this Agreement to remove or negate the effect of the Jeopardy Event.

8.       ARBITRATION

         In the event of any dispute between or among the parties to this Agreement, the parties agree to submit the dispute to binding arbitration before a three-member panel (unless the parties jointly agree to a single arbitrator), with Corporation and Shareholders, collectively, and Buyer each selecting one member of the panel within ten (10) days of the demand for arbitration, and the third member selected by the consent of the other two members within ten (10) days of the selection of the first two arbitrators; provided, however, that if either the Corporation and Shareholders, collectively, or Buyer fails to timely select their respective arbitration panel member within said ten (10) day period, then the panel shall consist of the single arbitrator who was timely selected. The Parties further agree as follows:

         8.1 No Previous Affiliation with Party; Qualifications. Each member shall be a person not currently or previously affiliated with the party making the selection (or a relative of any such past or current affiliate) and shall either be an attorney at law or an individual with reasonable knowledge of the medical business and/or integrated healthcare delivery systems; provided, however, that at least one of the arbitrators shall be an attorney at law.

         8.2 Conduct of Arbitration. Such arbitration shall be conducted in accordance with the rules and procedure then in effect of the American Arbitration Association in Orange County, California. The arbitration shall be commenced as soon as reasonably possible and a written decision shall be rendered within thirty (30) days thereof. The arbitrators' decision shall be final, binding and enforceable in a court of competent jurisdiction. Any such arbitration shall be treated as confidential by all parties thereto, except as otherwise provided by law or as otherwise necessary to enforce any judgment or order issued by the arbitrators.

         8.3 Restraining Order Rights Reserved. Notwithstanding the foregoing, because time is of the essence of this Agreement, the parties specifically reserve the right to seek a judicial temporary restraining order, preliminary injunction or other short term equitable relief if necessary to prevent irreparable harm, and grant the arbitrator the right to make a final determination of the parties' rights.

         8.4 Cost of Arbitration. The cost of the arbitrator shall be shared by the parties, except that the prevailing party shall be entitled to reimbursement thereof in accordance with the provisions of Section 10.12.

9.       CONFIDENTIALITY

         9.1 Confidential Information. In connection with entering into this Agreement, Corporation and Shareholders are fully aware of all terms, conditions and covenants of this Agreement and in connection with their performance of their respective obligations hereunder, Corporation and/or Shareholders may become aware of or come into possession of proprietary, or otherwise confidential information concerning Buyer or affiliates of Buyer including, without limitation, reports, policies and procedures, marketing or financial information or other information related to the business or services of Buyer or affiliated entities of Buyer (collectively, "Confidential Information").

         9.2 Maintenance of Confidentiality by Corporation and Shareholders. As additional consideration for and as a condition of Buyer entering into this Agreement, and except as otherwise agreed by all the parties, Corporation and Shareholders, jointly and severally, agree to treat all Confidential Information as confidential and secret as required, and to the fullest extent permissible under applicable law, and shall not disclose any Confidential Information to any person, except to the extent absolutely required for proper performance of Corporation's and Shareholders' obligations hereunder or under applicable law.

         9.3 Confidentiality by Buyer. Buyer may have received confidential information as to the Shareholder's compensation, financial condition or financial arrangements involving Shareholders. Buyer agrees to treat all such information as confidential and secret as required, and to the fullest extent permissible under applicable law, and shall not disclose any such information to any person, except to the extent absolutely required for proper performance of Buyer's obligations hereunder or under applicable law.

         9.4 Equitable Relief. The parties agree that the remedy at law will be inadequate for any breach by any Party of the covenant not to disclose, use, or benefit from said trade secrets, proprietary information, and/or confidential information as set forth in Paragraph 9.2 or 9.3. The Parties further agree that Buyer shall be entitled to an injunction both preliminary and final, and any other appropriate equitable relief to enforce its rights under the terms of said covenant. Such remedies shall be cumulative and non-exclusive, being in addition to any and all other remedies which Buyer may have. Each Party hereby waives any requirement for securing or posting a bond in connection with Buyer's obtaining any injunctive or other equitable relief.

         9.5 Provisions Survive Closing and Termination. The provisions of this Section 9 shall survive the Closing and/or termination of this Agreement.

10.      MISCELLANEOUS

         10.1 Public Notices. All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by the Parties and no Party shall act unilaterally in this regard without the prior approval of the Parties.

         10.2 Expenses. The expenses incurred by each Party hereto in connection with this Agreement and the transactions described herein shall be borne by such Party and, in particular, all professional fees incurred by the Shareholders in connection with the transactions described by this Agreement shall be borne by Shareholders and not charged to Corporation.

         10.3      Time.  Time shall be of the essence hereof.

         10.4 Notices. All notices, requests, offers, demands or other communications (collectively, "Notice") given to or by the Parties under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the Party to whom Notice is to be given, or seventy-two (72) hours after mailing by United States mail first class, registered or certified mail, postage prepaid, addressed to the Party to whom Notice is to be given, at such Party's address set forth on the signature page of this Agreement or such other address provided by Notice.

         10.5 Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by any Party hereto without the prior written consent of all other Parties.

         10.6 Further Assurances. The Parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions described herein, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

         10.7 Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only, are not part of this Agreement and do not in any way limit or amplify the terms or provisions of this Agreement.

         10.8 Integration. This Agreement and any Exhibits referenced herein constitute the entire agreement between the parties with respect to the subject matter contained herein and supersedes all agreements, representations and understandings of the parties with respect to such subject matter made or entered into prior to the date of this Agreement.

         10.9 No Third Party Beneficiaries. This Agreement is entered into solely for the benefit of the parties hereto and no term, provision or covenant hereunder shall confer or be deemed to confer a benefit on any third party.

         10.10 Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any provision of this Agreement shall constitute, or be deemed to constitute, a waiver of any other provision, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         10.11 Governing Law. This Agreement shall be governed by and interpreted under California law.

         10.12 Attorney's Fees. In the event any action at law or in equity or other proceeding or arbitration is brought to interpret or enforce this Agreement, or in connection with any provision of this Agreement, the prevailing party shall be entitled to its reasonable attorney's fees and other costs reasonably incurred in such action or proceeding.

         10.13 Gender. Unless the context otherwise requires, the singular includes the plural and vice versa, and the masculine, feminine and neuter include each other.

         10.14 Severability. If any provision of this Agreement is invalid or contravenes California law, such provision shall be deemed not to be a part of this Agreement and shall not affect the validity or enforceability of its remaining provisions.

         10.15 Exhibits. The attached Exhibits "A" through "X", inclusive, constitute a material part of this Agreement and are to be construed as incorporated in this Agreement and made a part hereof.

         10.16 Advice of Counsel. Shareholders specifically acknowledge that (a) the Law Firm of Verano & Verano has not represented any Shareholder in the negotiation, drafting or implementation of this Agreement, including all documents executed or delivered in connection with the Agreement, (b) Verano & Verano has not provided legal, tax or other advice or counsel to any Shareholder, (c) Verano & Verano has not recommended to any party that said party should execute this Agreement, and (d)

Shareholder has been encouraged to retain legal and tax advice prior to signing this Agreement to ensure that Shareholder is aware of the full consequences, rights and obligations of the Shareholder under this Agreement and all other documents delivered in connection with this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement for Purchase and Sale of Stock as of the date first set forth above.


BUYER:                          PEDIATRIX MEDICAL GROUP OF CALIFORNIA, P.C.


                                By:  /s/Carlos A. Perez
                                     ------------------------------------------
                                     Its:  President
                                         --------------------------------------
                                     Address:
                                                  -----------------------------

                                                  -----------------------------

                                                  -----------------------------


CORPORATION:                    INFANT CARE SPECIALISTS MEDICAL GROUP, INC.


                                By:  /s/M. Douglas Cunningham, M.D.
                                     ------------------------------------------
                                     Its:  Vice President
                                         --------------------------------------
                                     Address:
                                                  -----------------------------

                                                  -----------------------------

                                                  -----------------------------


SHAREHOLDERS:                   /s/James Banks, M.D.
                                -----------------------------------------------
                                James Banks, M.D.
                                Address:
                                                  -----------------------------

                                                  -----------------------------


                                /s/M. Douglas Cunningham, M.D.
                                -----------------------------------------------
                                M. Douglas Cunningham, M.D.
                                Address:
                                                  -----------------------------

                                                  -----------------------------


                                /s/Louis Gluck, M.D.
                                -----------------------------------------------
                                Louis Gluck, M.D.
                                Address:
                                                  -----------------------------

                                                  -----------------------------


                                /s/Marc Leitner, M.D.
                                -----------------------------------------------
                                Marc Leitner, M.D.
                                Address:
                                                  -----------------------------

                                                  -----------------------------

                                /s/Marc Lerner, M.D.
                                -----------------------------------------------
                                Marc Lerner, M.D.
                                Address:
                                                   ----------------------------

                                                   ----------------------------


                                /s/Jeffrey Martin, M.D.
                                -----------------------------------------------
                                Jeffrey Martin, M.D.
                                Address:
                                                   ----------------------------

                                                   ----------------------------


                                /s/Ronald Naglie, M.D.
                                -----------------------------------------------
                                Ronald Naglie, M.D.
                                Address:
                                                   ----------------------------

                                                   ---------------------------


                                /s/Jack Sills, M.D.
                                -----------------------------------------------
                                Jack Sills, M.D.
                                Address:
                                                   ----------------------------

                                                   ----------------------------


                                /s/Feizal Waffarn, M.D.
                                -----------------------------------------------
                                Feizal Waffarn, M.D.
                                Address:
                                                   ----------------------------

                                                   ----------------------------


                                /s/Michael Barsotti, M.D.
                                -----------------------------------------------
                                Michael Barsotti, M.D.
                                Address:
                                                   ----------------------------

                                                   ----------------------------


                                /s/Cindy Chen, M.D.
                                -----------------------------------------------
                                Cindy Chen, M.D.
                                Address:
                                                   ----------------------------

                                                   ----------------------------


                                /s/Veeraiah Chundu, M.D.
                                -----------------------------------------------
                                Veeraiah Chundu, M.D.
                                Address:
                                                   ----------------------------

                                                   ----------------------------


                                /s/Elizabeth DeMagno, M.D.
                                -----------------------------------------------
                                Elizabeth DeMagno, M.D.
                                Address:
                                                   ----------------------------

                                                   ----------------------------

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                                /s/Armida Esparza, M.D.
                                -----------------------------------------------
                                Armida Esparza, M.D.
                                Address:
                                                   ----------------------------

                                                   ----------------------------


                                /s/Mikko Hallman, M.D.
                                -----------------------------------------------
                                Mikko Hallman, M.D.
                                Address:
                                                   ----------------------------

                                                   ----------------------------


                                /s/Gilbert Martin, M.D.
                                -----------------------------------------------
                                Gilbert Martin, M.D.
                                Address:
                                                   ----------------------------

                                                   ----------------------------


                                /s/Jay Schick, M.D.
                                -----------------------------------------------
                                Jay Schick, M.D.
                                Address:
                                                   ----------------------------

                                                   ----------------------------


                                /s/Bruce Sindel, M.D.
                                -----------------------------------------------
                                Bruce Sindel, M.D.
                                Address:
                                                   ----------------------------

                                                   ----------------------------


                                /s/Richard E. Swensson, M.D.
                                -----------------------------------------------
                                Richard E. Swensson, M.D.
                                Address:
                                                   ----------------------------

                                                   ----------------------------


                                /s/Linda Yang, M.D.
                                -----------------------------------------------
                                Linda Yang, M.D.
                                Address:
                                                   ----------------------------

                                                   ----------------------------